ASSIGNMENT AND ASSUMPTION OF CONTRACT

     This Assignment and Assumption of Contract (the “Assignment”) is made as of July 22, 2010, by and between PEDIATRX, INC., a wholly-owned subsidiary of Striker Energy Corp., an OTC Bulletin Board listed corporation, formed pursuant to the laws of the State of Nevada, (the “Assignee”), and CYPRESS PHARMACEUTICALS, INC., a Mississippi corporation (the “Assignor”).

RECITALS

     WHEREAS, in connection with that certain Asset Purchase Agreement, dated as of July 22, 2010 (as amended, supplemented or otherwise modified from time to time, the “Asset Purchase Agreement”), by and among the Assignee and the Assignor, the Assignor has agreed to sell, transfer, convey, assign and deliver to the Assignee certain assets associated with the product known as Granisol™ (granisetron HCl) Oral Solution (the “Transaction”). In connection with the transaction, the Assignor is prepared to assign to the Assignee, and the Assignee is prepared to assume from the Assignor, the Contracts, as defined below pursuant to the terms of this Assignment.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor and the Assignee, intending to be legally bound, agree as follows:

ASSIGNMENT

     1.      Definitions. Capitalized terms used in this Assignment and not otherwise defined herein shall have the meanings given to them in the Asset Purchase Agreement.

     2.      Assignment of Contract. The Assignor hereby transfers, assigns, sets over and conveys unto the Assignee, its successors and assigns, forever, all of the Assignor’s right, title and interest in and to (i) a certain Single Product Manufacturing and Supply Agreement, effective July 22, 2010, by and between the Assignor, and Therapex, a division of E-Z-EM Canada Inc. (“EZEM”), and (ii) a certain Quality Agreement, effective as of July 22, 2010, by and between Assignor and EZEM (the “Contracts”).

     3.      Assumption. The Assignee hereby assumes and becomes responsible for all liabilities and obligations of the Assignor accruing, arising out of or relating to events or occurrences under the Contracts other than: (i) any liability arising out of or relating to an obligation of Assignor arising prior to the Closing Date or a default of Assignor that occurred prior to the Closing Date; and (ii) the purchase price due under the Outstanding Inventory Purchase Order.

     4.      Further Assurances. From and after the date of this Assignment, the Assignee and the Assignor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary to carry out and to effectuate fully the intent and purposes of this Assignment.

     5.      Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns.

     6.      Counterparts. This Assignment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement. Counterpart signature pages to this Assignment transmitted by electronic mail in “portable document format” (“.pdf’) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

     7.      Governing Law. This Assignment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its conflict of law rules.

[Signature Page to Follow]

     IN WITNESS WHEREOF, each of the parties has caused this Assignment and Assumption of Contract to be executed on the day and year first written above.

ASSIGNEE:

PEDIATRX, INC.

By:	/s/ David L. Tousley
Name: David L. Tousley
Title: Treasurer and Secretary

ASSIGNOR:

CYPRESS PHARMACEUTICALS, INC.

By:	/s/ Max Draughn
Max Draughn
Chief Executive Officer

[Signature Page – Assignment and Assumption of Contract]